                    Press Release
9 Meters Biopharma Announces 1-for-20 Reverse Stock Split

RALEIGH, NC / ACCESSWIRE / October 17, 2022 / 9 Meters Biopharma, Inc. (NASDAQ:NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, announced today that it will be executing a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20. The reverse stock split will become effective at 5:00 p.m. Eastern Time on October 17, 2022. 9 Meters common stock will begin trading on a split-adjusted basis commencing upon market open on October 18, 2022, under the Company’s existing trading symbol “NMTR”.

The reverse stock split was previously approved by 9 Meters stockholders at the annual meeting of stockholders held on June 22, 2022, with the final ratio determined by the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement. The new CUSIP number following the reverse stock split will be 654405208.

As a result of the reverse split, every 20 shares of 9 Meters common stock will be automatically combined into one share of 9 Meters common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except for minor changes due to the treatment of fractional shares as described below. The reverse split will reduce the number of shares of common stock issued and outstanding from 259,107,380 to approximately 12,955,369.

No fractional shares will be issued following the reverse stock split, and the stock will be rounded up to the nearest whole share.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms. There will be no change to the number of authorized shares or the par value per share.

Additional information concerning the reverse stock split can be found in the 9 Meters proxy statement filed with the Securities and Exchange Commission on May 13, 2022.

Broadridge Corporate Issuer Solutions (“Broadridge”) will act as the exchange agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, Broadridge will send instructions for exchanging those certificates for shares held electronically in book-entry form representing the post-split number of shares.

About 9 Meters Biopharma

9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. 9 Meters is developing vurolenatide, a proprietary long-acting GLP-1 agonist, for SBS; larazotide, a tight junction regulator for MIS-C; and several near clinical-stage assets.

For more information please visit or follow 9 Meters on Twitter, LinkedIn, and Facebook.

                    Press Release
Forward-Looking Statements

This press release includes forward-looking statements based upon 9 Meters' current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: uncertainties regarding the effect of the reverse stock split and our continued listing on Nasdaq; risks related to our ability to successfully implement our strategic plans, including reliance on our lead product candidate; uncertainties associated with the clinical development and regulatory approval of product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the inability of 9 Meters to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs, including in light of current stock market conditions; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; risks related to leveraging the Company by borrowing money under the debt facility and compliance with its terms; reliance on collaborators; reliance on research and development partners; risks related to cybersecurity and data privacy; and risks associated with acquiring and developing additional compounds. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in 9 Meters' Annual Report on Form 10-K for the year ended December 31, 2021, as amended or supplemented by our Quarterly Reports on Form 10-Q and in other filings that 9 Meters has made and future filings 9 Meters will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. 9 Meters expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Corporate Contact
Al Medwar
SVP, Investor Relations & Corporate Communications
9 Meters Biopharma, Inc.
investor-relations@9meters.com

Media Contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Source: 9 Meters Biopharma, Inc.